                                                                    Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Incentive Plan of Clean Diesel Technologies, Inc., as amended through June 9, 1999, of our report dated March 7, 2000, with respect to the financial statements of Clean Diesel Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                   /s/ ERNST & YOUNG LLP


Stamford, Connecticut
March 24, 2000